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                                                                     EXHIBIT 5.5


                            DAVIS WRIGHT TREMAINE LLP
                              1300 S.W. Fifth Ave.
                                   24th Floor
                             Portland, Oregon 97201
                                 (503) 241-2300


November 10, 2003

Sierra Wireless, Inc.
13811 Wireless Way
Richmond,  British Columbia
Canada V6V 3A4

RE: SIERRA WIRELESS, INC. REGISTRATION STATEMENT ON FORM F-10 (NO. 333-110219)

Ladies and Gentlemen:

     We have acted as United States counsel to Sierra Wireless, Inc. (the "Company") in connection with the filing of a registration statement on Form F-10, as amended (the "Registration Statement"), with the Securities and Exchange Commission for the registration of the Company's common shares.

     In connection with that registration, we consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement.

Sincerely

/s/ Davis Wright Tremaine LLP

                 - PORTLAND - SEATTLE - BELLEVUE - LOS ANGELES
                 - SAN FRANCISCO - NEW YORK - WASHINGTON, D.C.
                                - SHANGHAI

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